EXHIBIT 10.7

                             SECURED PROMISSORY NOTE
                             -----------------------


$150.000.00                                                   September 20, 2000
-----------                                               Costa Mesa, California


     For value received, the undersigned, TNR DEVELOPMENT CORPORATION, a California corporation ("Maker"), promises to pay to AMERICAN INFLATABLES, INC., a Delaware corporation ("Payee"), the principal sum of One Hundred Fifty Thousand Dollars ($150,000.00), with interest rate and terms as follows:

     1. MATURITY DATE. This Note shall mature on the date which is one year from the date set forth above (the "Maturity Date"). All outstanding principal and interest on this Note shall be due and payable on the Maturity Date.

     2. INTEREST. The rate of interest on the outstanding principal balance of this Note shall be six per cent (6%) per annum or portion thereof, commencing as of the date of this Note.

     3. PAYMENTS. Maker shall make the payment due hereunder, as and when due, to Payee at 947 Newhall Street, Costa Mesa, CA 92627 or at such other address as Payee may, from time to time, designate in writing. All payments made by Maker hereunder shall be applied first to accrued but unpaid interest, and the remainder to principal. All payments shall be made in lawful money of the United States of America.

     4. ATTORNEYS' FEES. If any action at law is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys' fees.

     5. PREPAYMENT. This Note maybe prepaid in whole or in part without penalty at any time prior to the maturity thereof. Any prepayments shall be credited fast against accrued but unpaid interest on the outstanding principal, and thereafter against outstanding principal.

     6. SECURITY. Payment of this Note is secured by the provisions of that certain Security Agreement of even date herewith and by and between Maker and Payee. In amplification thereof, as total security for the payment and performance of its obligations to Payee under this Note, it is the intent of Maker to pledge and to grant to Payee, and to collateralize and create a security interest in that portion, and that portion only, of the "Collateral" (as defined in the Security Agreement) which may be necessary to fully extinguish any and all debts, obligations and liabilities of Maker arising out of the Promissory Note. Maker's debts, obligations and liabilities under this Note shall be without recourse as to Maker, Maker shall have no debt, liability or obligation under


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this Note beyond or in excess of Payee's recourse to the Collateral,  arid Payee shall therefore have recourse only to the Collateral in the event of any default by Maker under the terms of this Note.

 "Maker"



TNR Development Corporation, a California corporation .

         /s/ Timothy N. Roberts
         ----------------------------
         Timothy N. Roberts
         President